Exhibit 99.1

Broadcom Inc. Announces Expiration and Final Results of Previously Announced Debt Tender Offers and

Entry into Supplemental Indentures

SAN JOSE, Calif. – February 2, 2021 – Broadcom Inc. (Nasdaq: AVGO) (“Broadcom”) today announced the expiration and final results of the previously announced cash tender offers (the “Tender Offers”) to purchase the outstanding notes described below, in each case subject to certain terms and conditions set forth in the Offer to Purchase and Solicitation of Consents dated January 4, 2021, as amended and supplemented (the “Statement”), market conditions and other factors. Capitalized terms used and not defined in this press release have the meanings given to them in the Statement.

The notes offered to be purchased in the Tender Offers, listed in the order of priority, were the (i) 3.125% senior notes due 2021 of Broadcom Inc., (ii) 3.000% senior notes due 2022 of Broadcom Corporation, (iii) 3.600% senior notes due 2022 of CA, Inc., (iv) 3.125% senior notes due 2022 of Broadcom Inc., (v) 2.650% senior notes due 2023 of Broadcom Corporation, (vi) 4.500% senior notes due 2023 of CA, Inc. and (vii) 2.250% senior notes due 2023 of Broadcom Inc. (the “Tender Offer Notes”) up to an aggregate purchase price, excluding accrued and unpaid interest, of $3.5 billion (the “Aggregate Maximum Tender Cap”).

The Tender Offers expired at 11:59 p.m., New York City time, on February 1, 2021 (the “Expiration Date”) and no tenders submitted after the Expiration Date are valid. The Tender Offers were subject to the satisfaction of certain conditions as set forth in the Statement, all of which have been satisfied as of the Expiration Date.

The early results and pricing information of the Tender Offers were previously announced in the press release dated January 19, 2021. On January 20, 2021 (the “Early Settlement Date”), Broadcom purchased $2,901,258,000 aggregate principal amount of Tender Offer Notes, which were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on January 15, 2021 (the “Early Tender Deadline”) in accordance with the Statement.

The table below identifies the principal amount of each series of Tender Offer Notes validly tendered and not validly withdrawn and accepted for purchase as of the Expiration Date.

Series of Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Acceptance Priority Level	Principal Amount Accepted by Broadcom for Purchase	Total Consideration(2)
3.125% Senior Notes due 2021 of Broadcom Inc.	11135F AA9 (144A) U1109M AA4 (Reg S) 11135F AW1 (Exch)	$525,342,000	1	$251,149,000	$252,855,913.20

3.000% Senior Notes due 2022 of Broadcom Corporation	11134L AC3 (144A) U1108L AB5 (Reg S) 11134L AD1 (Exch)	$841,913,000	2	$272,719,000	$279,318,349.80

3.600% Senior Notes due 2022 of CA, Inc.	12673P AH8	$283,351,000	3	$139,866,000	$146,544,844.80

3.125% Senior Notes due 2022 of Broadcom Inc.	11135F AC5 (144A) U1109M AC0 (Reg S) 11135F AX9 (Exch)	$692,841,000	4	$504,961,000	$529,335,616.30

2.650% Senior Notes due 2023 of Broadcom Corporation	11134L AM1 (Exch)	$1,000,000,000	5	$739,934,000	$773,196,320.00

4.500% Senior Notes due 2023 of CA, Inc.	12673P AE5	$250,000,000	6	$107,403,000	$118,482,429.90

2.250% Senior Notes due 2023 of Broadcom Inc.	11135 AU5 (144A) U1109M AN6 (Reg S) 11135F AV3 (Exch)	$1,000,000,000	7	$894,803,000	$939,507,910.60

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this table or printed on the Tender Offer Notes. They are provided solely for the convenience of holders of the Tender Offer Notes.

(2)

Includes the Early Tender Premium of $30.00 per $1,000 principal amount of Tender Offer Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us.

In addition to the applicable Total Consideration, accrued and unpaid interest from the last interest payment date up to, but not including, the final settlement date, which is currently expected to occur on February 3, 2021 (the “Final Settlement Date”), will be paid by Broadcom in same day funds on the Final Settlement Date on all Tender Offer Notes that were validly tendered after the Early Tender Deadline and on or prior to the Expiration Date and have been accepted for purchase.

In connection with the early results of the Tender Offers and the previously announced solicitation of consents as set forth in the Statement, Broadcom has entered into supplemental indentures with Wilmington Trust, National Association, as trustee, in connection with the 3.125% senior notes due 2022 of Broadcom Inc., the 2.650% senior notes due 2023 of Broadcom Corporation and the 2.250% senior notes due 2023 of Broadcom Inc., to reduce the notice requirements for optional redemption of the applicable series of Tender Offer Notes from 30 days (or in the case of the 2.250% senior notes due 2023 of Broadcom Inc., from 15 days) to three business days.

General

In connection with the Tender Offers and Consent Solicitations, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as the dealer managers for the Tender Offers and Solicitation Agents for the Consent Solicitations (collectively, the “Dealer Managers and Solicitation Agents”). D.F. King & Co., Inc. is serving as the information and tender agent (the “Information and Tender Agent”). Requests for assistance or copies of the Statement or any other documents related to the Tender Offers and Consent Solicitations may be directed to the Information and Tender Agent at the contact details set forth below. Questions or requests for assistance in relation to the Tender Offers and Consent Solicitations may be directed to the Dealer Managers and Solicitation Agents at the addresses and telephone numbers set forth below.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Tender Offers were made only pursuant to the terms of the Statement. None of Broadcom, the Information and Tender Agent, the Dealer Managers, the Solicitation Agents or the Trustee made any recommendation as to whether Holders should tender their notes pursuant to the applicable offer, and no one has been authorized by any of them to make such a recommendation.

The Dealer Managers and Solicitation Agents

Citigroup Global Markets Inc.

388 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Liability Management Group

Collect: (212) 723-6106

Toll-Free: (800) 558-3745

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina, 28202

Attention: Liability Management Group

Collect: (704) 410-4756

Toll-Free: (866) 309-6316

Email: liabilitymanagement@wellsfargo.com

The Information and Tender Agent

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call: (212) 269-5550

Toll-free: (866) 416-0577

About Broadcom Inc.

Broadcom Inc., a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic, which has, and will likely continue to, negatively impact the global economy and disrupt normal business activity, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; global political and economic conditions; government regulations, trade restrictions and trade tensions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com